     As filed with the Securities and Exchange Commission on August 4, 2000

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                QORUS.COM , INC.
             (Exact Name of Registrant as Specified in Its Charter)

              FLORIDA                                   65-0358792
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)


   11320 RANDOM HILLS ROAD, SUITE 590
               FAIRFAX, VIRGINIA                            22030
  (Address of Principal Executive Offices)               (Zip Code)

                                 QORUS.COM, INC.
                             1999 STOCK OPTION PLAN

                            (Full Title of the Plan)

                               JAMES W. BLAISDELL
                                 QORUS.COM, INC.
                       11320 RANDOM HILLS ROAD, SUITE 590
                             FAIRFAX, VIRGINIA 22030
                     (Name and Address of Agent for Service)

                                 (703) 279-7160
          (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                             Proposed              Proposed
     Title of              Amount            Maximum                Maximum          Amount of
    Securities             to be          Offering Price           Aggregate       Registration
 to be Registered        Registered          Per Share           Offering Price          Fee
----------------------------------------------------------------------------------------------------
Common Stock,
par value $0.001
per share                  2,000,000            $1.9375*           $3,875,000*         $1,023
----------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h). Pursuant to Rule 457(c), this estimate is based upon the average of the bid and the ask prices of the Registrant's common stock, par value $0.001 per share, on August 1, 2000 (as reported on the OTC Bulletin Board).

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Registration Statement on Form 10-SB (File No. 0-27551);

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 4, 1999; and

         (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10-SB filed by the Registrant with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The articles of incorporation and bylaws of Qorus provide that Qorus will indemnify, to the full extent and in the manner permitted under the laws of the State of Florida and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation. These rights of indemnification are not exclusive of any other rights to which any director or officer or his legal representative may be entitled.

ITEM 8.  EXHIBITS

4.1(1)   Articles of Incorporation, as amended

4.2(2)   Bylaws

5.1* Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered

23.1*    Consent of Farber & Hass LLP

23.2*    Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit
         5.1)

24.1*    Power of Attorney (See Page S-1 of this Registration Statement).

99.1(3)  Qorus.com, Inc. 1999 Stock Option Plan

----------

*Filed herewith.

(1) Incorporated herein by referenced to Exhibit 2.1 to the Registrant's Registration Statement on Form 10-SB (File No. 0-27551).
(2) Incorporated herein by reference to Exhibit 2.2 to the Registrant's Registration Statement on Form 10-SB (File No. 0-27551).
(3) Incorporated herein by reference to Exhibit 6.1 to the Registrant's Registration Statement on Form 10-SB (File No. 0-27551).

ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
        Section 10(a)(3) of the Act or Rule

        3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3."

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on this 2nd day of August, 2000.

QORUS.COM, INC.



                          By: /s/ James W. Blaisdell
                              ------------------------------------------------
                              James W. Blaisdell
                              Executive Chairman, Chief Executive Officer and President





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick J. Haynes, III, and James
W. Blaisdell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                           Title                             Date
          ---------                           -----                             ----
/s/ Patrick J. Haynes, III            Director, Senior Chairman            August 2, 2000
-----------------------------
Patrick J. Haynes, III


/s/ James W. Blaisdell                Director, Executive Chairman,        August 2, 2000
-----------------------------         Chief Executive Officer and
James W. Blaisdell                    President (Principal Executive
                                      Officer)


/s/ John Talkington                   Chief Financial Officer (Principal   August 2, 2000
-----------------------------         Accounting Officer)
John Talkington

/s/ George M. Middlemas               Director                             August 2, 2000
-----------------------------
George M. Middlemas

/s/ William Salatich                  Director                             August 2, 2000
-----------------------------
William Salatich

/s/ Robert T. Isham, Jr.              Director                             August 2, 2000
-----------------------------
Robert T. Isham, Jr.

                                  EXHIBIT INDEX

       Exhibit
       Number                               Description
       ------                               -----------

       4.1(1)     Articles of Incorporation, as amended.

       4.2(2)     Bylaws of the Registrant.

        5.1*      Opinion of Winstead Sechrest & Minick P.C.

        23.1*     Consent of Farber & Hass LLP

        23.2*     Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1)

        24.1*     Power of Attorney (See Page II-1 of this Registration Statement)

       99.1(3)    Qorus.com Inc. 1999 Stock Option Plan

----------
*  Filed herewith
(1) Incorporated herein by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form 10-SB (File No. 0-27551).
(2) Incorporated herein by reference to Exhibit 2.2 to the Registrant's Registration Statement on Form 10-SB (File No. 0-27551).
(3) Incorporated herein by reference to Exhibit 6.1 to the Registrant's Registration Statement on Form 10-SB (File No. 0-27551).